Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Kemper Corporation:

We consent to the incorporation by reference in Registration Statements 33-58300 and 333-86935 of Kemper Corporation on Forms S-8 of our report, dated June 17, 2014, relating to the financial statements and supplemental schedule of the Kemper Corporation 401(k) Savings Plan (the “Plan”) appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2013.

/s/Deloitte & Touche LLP
Chicago, Illinois
June 17, 2014